UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Apparel Holding Corp.*

(Exact name of registrant as specified in its charter)

Delaware	75-3264870
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1441 Broadway - 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-191336

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

None

(Title of class)

*	Apparel Holding Corp., the registrant whose name appears on the cover of this registration statement, is a Delaware corporation. Immediately prior to the consummation of the initial public offering, Apparel Holding Corp. will change its name to Vince Holding Corp. The common stock to be listed on the New York Stock Exchange is the common stock of Vince Holding Corp.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.01 per share, of Apparel Holding Corp. (to be renamed Vince Holding Corp., the “Company”) as included under the caption “Other Information Related to the Offering—Description of Capital Stock of AHC” in the Prospectus forming a part of the Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on September 24, 2013 (Registration No. 333-191336), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated by reference because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 20, 2013

APPAREL HOLDING CORP.
(Registrant)

By:	/s/ Lisa Klinger
	Name:	Lisa Klinger
	Title:	Chief Financial Officer and Treasurer